Exhibit 10.4

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_____________________________________

SUPPLY AGREEMENT
(Tekturna®, Rasilez®)
between

NOVARTIS PHARMA AG

AND

NODEN PHARMA DAC

___________________________________________________________________

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Table of Contents

1.	Definitions and interpretations	3
2.	Purchase and Sale; Quantity; Price; Payment Terms	7
3.	Forecasts; Orders	10
4.	Phase 1 Period	13
5.	General Provisions Concerning Phase 1 and Phase 2 periods	14
6.	Sale of Inventory	14
7.	Shipment; Export License	16
8.	Pharmacovigilance and Adverse Events reporting	16
9.	Quality	16
10.	Acceptance and Refusal Procedures	18
11.	Trading Service Procedure	19
12.	Representations and Warranties and Liability	20
13.	Indemnification	20
14.	Insurance	21
15.	Term and Termination	22
16.	Confidentiality; Press Release	22
17.	Miscellaneous	22

List of Annexes
Annex A	Template of the Quality Agreement
Annex B	SP Letter
Annex C	Minimum Order Quantities
Annex D	Trading Service Procedure
Annex E	Product Specifications
Annex F	API Supply

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUPPLY AGREEMENT
This SUPPLY AGREEMENT (“Supply Agreement”) is made as of this 24th day of May, 2016 by and between Novartis Pharma AG, a company organized under the laws of Switzerland and located at Lichtstrasse 35, 4056 Basel, Switzerland (“Novartis”) and Noden Pharma DAC, a company organized under the laws of Ireland and located at 56 Fitzwilliam Square, Dublin, 2, Ireland (“Purchaser”). Novartis and Purchaser are each referred to individually as a “Party” and together as the “Parties.”
RECITALS
WHEREAS, simultaneously with this Supply Agreement, Novartis and Purchaser have entered into an Asset Purchase Agreement (“Asset Purchase Agreement” or “APA”), pursuant to which the Purchaser is acquiring the Transferred Assets in the Territory;
WHEREAS, the Asset Purchase Agreement provides that Novartis will manufacture and supply to Purchaser or Purchaser’s Affiliates the Product for a limited period to allow Purchaser to transfer the manufacture of the Product to Purchaser (or to Third Parties appointed by Purchaser) and to obtain the necessary regulatory approvals;
WHEREAS, the Asset Purchase Agreement provides that Novartis will manufacture and supply to Purchaser or Purchaser’s Affiliates the API for a limited period; and
WHEREAS, the Asset Purchase Agreement provides further that Novartis will provide certain additional Transition Services to Purchaser or Purchaser’s Affiliates.
NOW, THEREFORE, the Parties hereby agree as follows:

1.    Definitions and interpretation
1.1    Definitions. The capitalized terms used in this Supply Agreement shall have the meanings as defined below or, if not defined below, as defined in the Asset Purchase Agreement.
“Accounting Standards” means the IFRS (International Financial Reporting Standards) as generally and consistently applied throughout Novartis’ organization.
“API” means the active pharmaceutical ingredient aliskeren.
“API Inventory” shall have the meaning set forth in Clause ý7.3(a) of this Supply Agreement.
“API Maximum Quantity” shall have the meaning set forth in Clause ý2.5(b) of this Supply Agreement.
“API Minimum Quantity” shall have the meaning set forth in Clause ý2.5(a) of this Supply Agreement.
“Asset Purchase Agreement” or “APA” shall have the meaning set forth in the Recitals.
“Drug Product” shall mean the Product in bulk tablet form.
“Finished Product” means the Product in tablet form, packaged and with Labelling, in each case, according to the Product Specifications including, if not agreed otherwise in the Tech Transfer Plan,

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the [***] as of the date of the Parties’ agreement, which shall take into account the launch of such [***].
“cGMP” means the current good manufacturing practices applicable to manufacture, processing and packaging of pharmaceutical products for human use established by regulatory authorities, and applied at the site of manufacture, as amended from time to time and in effect during the term of this Supply Agreement.
“Inventory” shall mean Local Inventory, the API Inventory and Remaining Inventory.
“[***]” shall mean the [***] identified in Annex F.
“Labelling” means all printed labels, labelling and package inserts for the Finished Products.
“Lead Time” shall mean the time period to be allowed between the receipt of a firm order by Novartis for the API or Products and its delivery date, which shall be, subject to Clause 12.3, for Products [***] and for API [***].
“Local Inventory” shall have the meaning set forth in Clause 7.1(a) of this Supply Agreement. For the sake of clarity, Local Inventory shall only relate to Finished Product that is owned and sold by an Affiliate of Novartis at the end of Phase 1 Period as specified in Clause 7.1(a) of this Supply Agreement.
“Measure” shall have the meaning set forth in Clause 10.6(a) of this Supply Agreement.
“Net Sales” means the net sales recorded by Novartis or any of its Affiliates or sublicensee for Finished Product sold to Third Parties other than sublicensees, as determined in accordance with Novartis’ Accounting Standards as consistently applied.
With respect to the calculation of Net Sales:
(i)    Net Sales only includes the value charged or invoiced on the first arm’s length sale to a Third Party; and sales between Novartis and its Affiliates and sublicensees shall be disregarded for purposes of calculating Net Sales; and
(ii)    If a Finished Product is delivered to the Third Party before being invoiced (or is not invoiced), Net Sales will be calculated at the time all the revenue recognition criteria under Novartis’ Accounting Standards are met.
“Novartis’ Affiliate’s COGs” means a Novartis Affiliate’s cost of goods for the Finished Product, [***], which includes [***], together with [***].
“[***]” shall mean the [***] as required by the [***].
“Phase 1 Period” means the period, on a country-by-country basis, from [***] until the earlier of:
(a)    the [***]; and
(b)    ninety (90) days from Closing Date for the United States of America and two (2) years from the Closing Date for the Territory other than the United States of America.

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“Phase 1 Price” means the per-unit price for the Finished Product during the Phase 1 Period, as set forth in the SP Letter.
“Phase 2 Period” means the period, on a country-by-country basis, from the date of [***] until the earlier of:
(a)    the [***] of the Product by Purchaser and/or its Affiliates or designees; and
(b)    [***] years from the [***]the Product to Purchaser and/or its Affiliates.
“Price Calculation Formula” shall have the meaning set forth in the definition of SP Letter.
“Product” shall mean the Finished Product and the Drug Product.
“Product Specifications” shall have the meaning set forth in Annex E as may be amended from time to time by mutual agreement of the Parties, and shall include any other matters agreed in writing between the Parties relating to the Product and the API.
“Profit” shall have the meaning set forth in Clause ý5.1 of this Supply Agreement.
“Quality Agreement” means the standard quality agreement attached hereto as Annex A for the API and the Product, which the Parties shall enter into pursuant to Clause 10 below.
“Remaining Inventory” shall have the meaning set forth in Clause 7.2(a) of this Supply Agreement. For the sake of clarity, Remaining Inventory shall only relate to Product, packaging material, raw materials and intermediates to the extent that it is allocated to such Finished Product and existing at the end of the Phase 2 Period.
“SKU” shall have the meaning set forth in Clause 2.4(a) of this Supply Agreement.
“SP Letter” means the separate letter exchanged between the Parties hereto (substantially in the form attached hereto as Annex B) that sets out (i) the Phase 1 Price and the Supply Price for the [***] for a period of [***] years as of the Closing Date, (ii) the Supply Price of the [***] and (iii) the [***] (each a “Price Calculation Formula”).
“Supply Agreement” shall have the meaning set forth in the Preamble of this Supply Agreement.
“Supply Price” means the price as set forth in the SP Letter at which (i) Novartis will supply Purchaser with the Product and/or API and (ii) Novartis will manufacture the [***] pursuant to this Supply Agreement.
“Supply Period” means the period under which Novartis continues to supply and Purchaser continues to purchase (i) with respect to the Product, the Product until the end of the Phase 2 Period and (ii) with respect to the API, the API until [***] as specified in Annex F or, if earlier than [***] and not agreed otherwise by the Parties , with the [***].
“Supply Period Rolling Forecast” means a forecast of the required quantities of API or Product (as the case may be) provided by the Purchaser on a monthly basis for the time period starting on the first day of the month following the month in which such forecast has been provided and ending at the end of the Supply Period as set forth in the applicable Supply Period Rolling Forecast.

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“Tech Transfer Materials” means all documents, data, information or other materials that (i) are [***] to Novartis and its Affiliates as of [***]; accordingly [***] any such materials in order to [***], (ii) Novartis has, [***] to Purchaser (or Purchaser’s designee), (iii) are [***] or are otherwise necessary for Purchaser or its designee to [***] and (iv) are [***]; provided that the Tech Transfer Materials shall specifically include all [***]
“Tech Transfer Plan” shall have the meaning set forth in Clause 3.1 of this Supply Agreement.
“Third Party Manufacturer” shall mean a Third Party of the [***] (as specified in this Supply Agreement), [***] (such consent not to be unreasonably withheld, delayed or conditioned), to which Purchaser [***] to transfer the manufacturing and analytical method in accordance with the Tech Transfer Plan and this Supply Agreement.
“Trading Service Procedure” shall have the meaning set forth in Clause 12.1 of this Supply Agreement.
“VAT” means any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and any other tax of a similar nature.
1.2    Interpretation. In this Supply Agreement, unless otherwise specified:
(a)    “includes” and “including” shall mean respectively includes and including without limitation;
(b)    a Party includes its permitted assignees and/or the respective successors in title to substantially the whole of its undertaking;
(c)    words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;
(d)    the Exhibits, Annexes and other attachments form part of the operative provision of this Supply Agreement and references to this Supply Agreement shall, unless the context otherwise requires, include references to the Exhibits, Annexes and attachments;
(e)    the headings in this Supply Agreement are for information only and shall not be considered in the interpretation of this Supply Agreement;
(f)    general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things;
(g)    any reference to “writing” or “written” includes faxes and any legible reproduction of words delivered in permanent and tangible form (but does not include email); and
(h)    the Parties agree that the terms and conditions of this Supply Agreement are the result of negotiations between the Parties and that this Supply Agreement shall not be construed in favour of or against any Party by reason of the extent to which any Party participated in its preparation.

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2.    Purchase and Sale; Quantity; Price; Payment Terms
2.1    Supply of Finished Product. Until the end of the Phase 2 Period and subject to Section 2.2, Purchaser shall purchase, and Novartis shall supply, subject to the forecasting and ordering procedures in this Supply Agreement, the requirements of Purchaser and its Affiliates for the Product for sale in the Territory. During such Phase 2 Period, Novartis shall manufacture and supply the Product for sale in the Territory exclusively to Purchaser. Novartis’ obligation to supply the Product shall be limited to supplying the Product manufactured in the same form as it was manufactured by Novartis or on behalf of Novartis for the Territory as of the Closing Date (or during the Phase 1 Period if modified) with the exception of the [***], which for the sake of clarity shall be manufactured by Novartis and supplied to the Purchaser as from the Parties’ agreement as specified in the definition of Finished Product.
2.2    Supply of Drug Product and [***] Tolling Agreement.
a)    Supply of Drug Product. As of the end of Phase 1 and subject to the sale of Local Inventory pursuant to Clause 7.1, Purchaser shall not purchase, and Novartis shall not supply any Finished Product [***]. For these two countries, Purchaser shall only purchase, and Novartis shall only supply, subject to the forecasting and ordering procedures in this Supply Agreement, the requirements of Purchaser and its Affiliates for the Drug Product.
b)    [***] Tolling Agreement. Purchaser shall supply the Drug Product purchased and supplied pursuant to Clause 2.2(a) for [***] to Novartis’ Affiliate in [***] to manufacture the Finished Product in accordance with the terms and conditions of the tolling agreement to be agreed upon by Novartis’ Affiliate domiciled in the Territory and the Purchaser or any other party as designated by the Purchaser.
2.3    Supply of API and Purchase [***].
a)    During the Supply Period and subject to the (i) forecasting and ordering procedures in this Supply Agreement, (ii) the API Minimum Quantity and the API Maximum Quantity and (iii) the provisions of Annex F specifying the quantities of the API and the ordering and delivery timelines, Purchaser shall purchase, and Novartis shall supply, all requirements of Purchaser and its Affiliates for the API for sale in the Territory. Novartis’ obligation to supply the API shall be limited to supplying the API [***].
b)    Purchase of [***]. Subject to the remainder of this Clause 2.3(b), Purchaser shall have the right (but no obligation) to purchase [***] as specified in Annex F. The Purchaser shall have the right to have the quantities of the [***] set out in Annex F.
2.4    Supply Price; Warehousing and Destruction Costs of [***].
a)    Supply Price of the Product and the API. Except for the purchase of Local Inventory as described in Clause ý7.1, Purchaser shall purchase the Product and/or API from Novartis at the Supply Price set forth in the SP Letter in effect on the date the relevant invoice is issued by Novartis, provided that the Supply Price for the Product and API set forth in the SP Letter shall not change during the [***] of the Supply Period. Thereafter, until the end of the Supply Period, Purchaser shall purchase the

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API at the Supply Price as calculated in accordance with the applicable Price Calculation Formula. If a new stock keeping unit (“SKU”) is added that is not included in the SP Letter in effect on the date such SKU is added, then a new Supply Price will be calculated, in a manner consistent with the applicable Price Calculation Formula, and shall become effective upon the first sale of such SKU.
b)    Supply Price and Payment of the [***] and API derived therefrom. Purchaser shall purchase any [***] at the Supply Price set forth in the SP Letter in effect on the date the relevant invoice is issued by Novartis. In the event Purchaser requests the [***] purchased in accordance with Clause 2.3(b), Purchaser shall pay a [***], which shall be calculated by deducting (x) [***] from (y) [***]. Novartis shall have the right to invoice such amount as of its confirmation of the [***] of Purchaser. The terms of this Clause 2.4(b) shall only apply to the purchase of [***] pursuant to Clause 2.3(b) and shall not apply to [***] in the regular course of [***] where a [***] is not required. For the avoidance of doubt and subject to Clause 2.3(b) and Clause 7.3, Novartis shall have no obligation to supply any [***] to the Purchaser.
c)    Warehousing and Destruction Costs of Intermediate. The Purchaser shall reimburse Novartis for Novartis’ and/or its Affiliates’ documented direct cost incurred in connection with (i) the storage of the [***] and (ii) the diligent disposal of those quantities of [***] that [***]. The terms of this Clause 2.4(c) shall only apply to such costs incurred in connection with the purchase of [***] pursuant to Clause 2.3(b) and shall not apply to [***] in the regular course of [***] where a [***] is not required.
2.5    Minimum and Maximum Quantities of the API.
(a)    During each calendar year specified in Annex F, Purchaser shall purchase at least [***] for such specific calendar year (the “API Minimum Quantity”). The quantity of the API consumed by Novartis for the manufacture of Products during each such calendar year of the Phase 2 Period shall be for the purpose of this Clause 2.5(a) qualified as purchased by the Purchaser.
(b)    During each calendar year specified in Annex F, Purchaser shall have no right to purchase any quantities of the API exceeding [***] (the “API Maximum Quantity”). The quantity of the API consumed by Novartis for the manufacture of Products during each such calendar year of the Phase 2 Period shall be for the purpose of this Clause 2.5(b) qualified as purchased by the Purchaser.
2.6    Payments. Payments under this Supply Agreement shall be made by Purchaser to Novartis within [***] after the date of the corresponding invoice, by electronic funds transmission in United States Dollars (USD), without any deduction of transmission fees, bank charges or early payment discounts or rebates (unless otherwise agreed in writing). Purchaser shall make all payments into an account specified by Novartis in writing, and Purchaser shall send a payment confirmation to Novartis by fax or e-mail.
2.7    Transport Costs. Purchaser shall bear all freight, insurance, taxes, import duties or any other importation fees and/or costs, inspection fees and any other charges applicable to the sale and transportation of any Product and API, as the case may be, sold by Novartis to Purchaser, and Purchaser shall forthwith pay to Novartis all such sums within [***] of receipt of the relevant invoice.

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2.8    Partial Shipments. Each shipment of the Product and/or API to Purchaser shall constitute a separate sale, obligating Purchaser to pay therefore whether said shipment is in whole or only partial fulfilment of any order, or confirmation issued in connection therewith.
2.9    Currency. Unless otherwise provided for under this Supply Agreement, all payments under this Supply Agreement shall be payable in United States Dollars (USD). When conversion of payments, costs or other amounts from any currency is required, Novartis shall calculate the United States Dollar (USD) equivalent using Novartis’ then-current standard exchange rate methodology as applied in its external reporting.
2.10    Risk and Title. The title shall pass together with the risk as specified by the Incoterms stipulated in this Supply Agreement.

3.    Technical Transfer of API and [***].
3.1    The Parties shall, within [***] of the Closing Date, agree to a plan for the technical transfer by Novartis and its Affiliates to Purchaser (or its designee) of the Tech Transfer Materials and the manufacture and analytical method of the API according to [***] processing method ([***]) and [***], or only certain intermediates or components thereof, as specified in such plan, from the relevant manufacturing site to an alternative manufacturing site operated by the Purchaser or a Third Party Manufacturer (the “Tech Transfer Plan”). The Tech Transfer Plan shall provide for: specific details concerning activities to be performed; timelines and milestones for each such activities and deliverables; the roles and responsibilities of Novartis and Purchaser with regard to the transfer of each deliverable; a process for discussion and agreement regarding any disagreements between the Parties; and technical assistance by Novartis and its Affiliates as provided in Clause 3.2. The Parties will implement the Tech Transfer Plan.
3.2    As agreed in the Tech Transfer Plan, Novartis shall provide Purchaser (or Purchaser’s designee) with the [***] assistance of [***] to provide [***] aiming at achieving the goal of [***] according to [***]. If an element of the Tech Transfer Plan [***] the Parties agree to discuss in good faith [***] if possible. In the event a Party comes in good faith to [***] such Party shall have the right to [***]. Notwithstanding the said, [***] before being [***].
3.3    With respect to all Tech Transfer Materials delivered to Purchaser in accordance with the Tech Transfer Plan, (a) Novartis shall be responsible for the cost of providing one set of copies only, and (b) in addition to paper and other tangible copies, Novartis shall, upon Purchaser’s request, also provide to Purchaser any existing electronic copies of such documents, data and other information that at such time (i) are in Novartis’ or its Affiliates’ possession and (ii) Novartis has, or its Affiliates have, the right to provide to Purchaser (or Purchaser’s designee); provided that Novartis has, or its Affiliates have, electronic copies thereof. With respect to Tech Transfer Materials that are held by third-party subcontractors or suppliers that will continue to provide such starting materials, intermediates and/or API for the manufacture of the Product (and, for the avoidance of doubt, not available, owned or accessible and transferable by Novartis or its Affiliates), Novartis shall not be obligated to transfer such Tech Transfer Materials, provided that, Novartis shall advise Purchaser of such Tech Transfer Materials, where Novartis is aware of such Tech Transfer Materials and, at the request of the Purchaser, use commercially reasonable efforts to facilitate the interaction between the Purchaser and such third-party subcontractors or suppliers.

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3.4    The Parties shall [***] execute and deliver, or cause to be executed and delivered, all such documents and instruments necessary to implement the Tech Transfer Plan and shall take, or cause to be taken, all such further or other actions (including, but not limited to Purchaser using its diligent efforts to obtain any necessary regulatory approval), as foreseen by the Tech Transfer Plan [***] according to [***] and [***].
3.5    Costs of Technical Transfer.
(a)    With regard to the technical transfer of the API and, subject to Clause 3.5(b), of [***], each Party [***] of the Tech Transfer Plan. [***]
(b)    In the event that the timelines agreed upon in the Tech Transfer Plans require Novartis to manufacture [***] for Purchaser, Purchaser shall bear [***] of the Tech Transfer Plan in relation to [***].
3.6    Each Party shall have the right to grant a Third Party Manufacturer a sublicense of the licenses granted under Section 3.1 and 3.2 of the APA, as well as those granted under the License Agreement (as defined in the APA), as strictly necessary for such Third Party Manufacturer to manufacture the API or any components or intermediates thereof under this Supply Agreement.

4.    Forecasts; Orders

4.1    Product Forecasts & Orders
(a)    During the [***] following the Closing Date, Novartis shall rely on the estimate of the quantity of Product submitted by its Affiliates prior to the Closing Date and consider them as firm orders. Promptly after the Closing Date, Novartis shall disclose the estimates to Purchaser and provide Purchaser with details regarding these existing firm orders.
(b)    As soon as possible after the Closing and in no event later than [***] from the Closing Date, Purchaser shall provide Novartis with its first Supply Period Rolling Forecast of the required quantities of Product, which will commence from the end of the first [***] following the Closing Date. Such first Supply Period Rolling Forecast shall not forecast any deliveries of Product taking place earlier than [***] after the provision of such first Supply Period Rolling Forecast.
(c)    At least [***] in advance of each calendar month, Purchaser shall provide Novartis with its monthly Supply Period Rolling Forecast of the quantities of Product that Purchaser estimates that it will require for the duration of the Phase 2 Period.
(d)    The first [***] of each Supply Period Rolling Forecast will be considered firm orders, committing Purchaser to purchase, and Novartis to sell, the stated amount of Product, for such [***] period only, and Purchaser shall place the corresponding firm orders in writing, on a country-by-country basis and on an SKU basis, to Novartis at the same time when submitting its Supply Period Rolling Forecast. The quantities of Product forecasted for the [***] of each Supply Period Rolling Forecast shall not fall below [***] or exceed [***] of those quantities of Product forecasted in the Supply Period Rolling Forecast received by Novartis the previous month. Should such variations occur, due to exceptional circumstances, the Parties shall use commercially reasonable efforts to agree on certain remedial actions to accommodate the supply of such new requirements. In the event the Parties are not able to

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agree on such remedial actions within [***] from the occurrence of such variation, Purchaser shall be obliged to purchase at least [***] and Novartis shall be obligated to supply up to [***] of the quantities indicated in the previous Supply Period Rolling Forecast for the same period of reference.
(e)    Purchaser shall comply with the minimum order quantities specified in Annex C and order in full batch sizes.
(f)    Novartis shall have the Product ready for shipment [***] (Incoterms 2010) [***]
(g)    Subject to Clause 2.7 and except as specified in the remainder of this Clause 4.1(g) without changing the allocation of roles and responsibilities set by the agreed Incoterm of Clause 4.1(f) (including the obligation of Purchaser of being [***]), Novartis shall [***] of the Products at Purchaser’s risk as follows:

(a)
Finished Products manufactured and Labelled for sale in any other country in the Territory [***]: a site located in the [***] that is specified by Purchaser early enough to allow timely delivery of Products by Novartis pursuant to this Supply Agreement;

(b)	Novartis’ Affiliate’s site in [***] manufactured and Labelled for sale in [***]; and

(c)	[***] for Drug Products manufactured and Labelled for sale in the [***].

4.2    API Forecasts & Orders
(a)    As for API, during the [***] following the Closing Date, Novartis shall rely on the estimate of the quantity of API planned by Novartis and/or its Affiliates prior to the Closing Date. Promptly after the Closing Date, Novartis shall disclose the estimates to Purchaser and provide Purchaser with details regarding the planned quantities of API submitted by Novartis and its Affiliate(s).
(b)    As soon as possible after the Closing and in no event later than [***] after the Closing Date, Purchaser shall provide Novartis with its first Supply Period Rolling Forecast of the required quantities of API, which will commence from the end of the first [***] following the Closing Date. Such first Supply Period Rolling Forecast shall not forecast any deliveries of API taking place earlier than [***] after the provision of such first Supply Period Rolling Forecast and shall comply with the API Maximum Quantities and API Minimum Quantities. For the avoidance of doubt, the Supply Period Rolling Forecast provided pursuant to this Clause 4.2(b) shall relate to quantities required by Purchaser in addition to the API consummated in connection with the manufacturing of the Product, which shall not be part of the Supply Period Rolling Forecast provided pursuant to this Clause 4.2(b).
(c)    Any Supply Period Rolling Forecast shall comply with the API Minimum Quantity and API Maximum Quantity and shall be provided to Novartis latest [***] in advance of each calendar month.
(d)    The first [***] of each rolling forecast will be considered a firm and binding order for supplied Drug Substance and Purchaser shall only place the corresponding firm orders in writing to Novartis at the same time when submitting its rolling forecast. Purchaser may place a maximum of [***] purchase orders for the API from Novartis within any consecutive

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[***] period until the termination or expiry of this Supply Agreement. The quantities of API forecasted for the [***] of each Supply Period Rolling Forecast shall not fall below [***] or exceed [***] of those quantities of the API forecasted in the Supply Period Rolling Forecast received by Novartis the previous month. Should such variations occur, due to exceptional circumstances, the Parties shall use commercially reasonable efforts to agree on certain remedial actions to accommodate the supply of such new requirements. In the event the Parties are not able to agree on such remedial actions within [***] from the occurrence of such variation, Purchaser shall be obliged to purchase at least [***] and Novartis shall be obligated to supply up to [***] of the quantities indicated in the previous Supply Period Rolling Forecast for the same period of reference. The non-binding part of each Supply Period Rolling Forecast shall be made in good faith by the Purchaser.
(e)    Purchaser shall comply with minimum order quantity specified in Annex F.
(f)    Novartis shall have the API delivered [***] (Incoterms 2010). Subject to Clause 2.7 and except as specified in the remainder of this Clause 4.2(f) without changing the allocation of roles and responsibilities set by the agreed Incoterm of Clause 4.2(f) (including the obligation of Purchaser of being [***]), Novartis shall organize the [***] at Purchaser’s risk to a site located in the [***] that is designated by Purchaser early enough to allow timely delivery of API by Novartis pursuant to this Supply Agreement.
4.3    Changes to Firm Orders.
(a)    The Parties will use commercially reasonable efforts in order to adjust to variations from the firm orders specified in Clauses 4.1(d) and 4.2(d) above, provided that, Purchaser will reimburse Novartis for additional costs and/or write-off costs actually incurred by Novartis as a result of accommodating changes to firm orders which Purchaser proposes; provided, however, that Novartis acts reasonably to mitigate any such costs and provides Purchaser with reasonable documentation to evidence such costs. Notwithstanding anything to the contrary, Novartis shall be under no obligation to change the volumes ordered by Purchaser under any firm order.
(b)    Novartis shall be entitled to procure or manufacture certain materials (including API) and components to be used in manufacturing of the Product and/or the API based on the Purchaser’s Supply Period Rolling Forecast prior to the Purchaser issuing the corresponding firm orders due to (i) the lead time of procuring or manufacturing such material and/or components is longer than the period covered by firm orders of the API and/or Product, or (ii) the minimum order quantity imposed by the Third Party supplier of such materials and/or components being greater than the quantity required to manufacture the minimum order quantity of the API and/or Product, or (iii) such other reason discussed and agreed between the Parties, and the Purchaser shall be responsible for the write off cost of such materials and/or components to the extent that procurement or manufacturing of such components and/or materials are agreed between the Parties in writing and such components and/or materials are not used due to a change of Purchaser’s forecast. Novartis shall notify the Purchaser of any expected write-offs reimbursable by the Purchaser hereunder (and the associated costs of such write-offs) as soon as it becomes aware and will use commercially reasonable efforts to minimize the cost of write-offs that the Purchaser will be required to bear.

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4.4    Delivery Dates. Delivery dates specified in any order confirmation shall be deemed fixed and the Parties shall co-operate to accommodate as far as possible any requests for rescheduling in case of any unexpected problems. If either Party becomes aware of any such problem, it shall promptly inform the other Party and submit a reasonable proposal for a new delivery date. A delivery shall only be considered delayed in case the delivery takes place more than [***] after the confirmed delivery date.

5.    Phase 1 PERIOD
5.1    Transfer of Profit. During the Phase 1 Period with respect to a country in the Territory, Purchaser and/or its Affiliates and designees are not authorized to distribute, sell or invoice the Finished Product in such country. As such, Novartis or its Affiliates shall continue to invoice Third Party customers for the Finished Product in such country in its own name and, unless otherwise agreed between the Parties or mandated by new pricing regulations (or similar measures by a Governmental Entity affecting the price for the Finished Product), at the prices prevailing as of the Closing Date. Novartis shall pay Purchaser the profit that Novartis achieves in such country, where the profit is calculated as follows (“Profit”):

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

5.2    Payment Method. Within [***] of the end of each month during the Phase 1 Period, Novartis shall provide the Purchaser with its calculation of the Profit achieved during such month as set forth in Clause 5.1. Following receipt of such calculation, the Purchaser shall issue Novartis an invoice for the applicable month (with VAT added, if applicable), which Novartis shall pay within [***] from the date of receipt of such invoice.
5.3    Bad Debt. If Novartis has to write off accounts receivables resulting from invoices to customers for Finished Product sold after the Closing Date pursuant to Clause 5.1 due to bad debt, Novartis shall promptly notify Purchaser of such write offs and Purchaser shall compensate Novartis for such amounts either by [***], or, after completion of the Phase 1 Period in the Territory, by [***]. Notwithstanding the foregoing, Novartis and its Affiliates will use commercially reasonable efforts to collect all accounts receivable arising from Net Sales of the Finished Product.
5.4    Novartis’ Retention of Profit. If Purchaser is in breach of its obligations, for any reason, of Clauses 5.1 and 5.2 of the APA, Novartis has the right, after [***] prior notice to Purchaser, to immediately cease the transfer of, and retain, the Profit [***] until such breach is cured. For the avoidance of doubt, Novartis shall be entitled to keep all Profit that have been retained during the period of non-compliance of Purchaser with its obligations under to Clauses 5.1 and 5.2 of the APA, even after such breach has been cured.

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6.    General Provisions Concerning Phase 1 and Phase 2 periods
6.1    Timing of Transition. Purchaser shall use commercially reasonable efforts to keep Phase 1 Period and Phase 2 Period as short as possible.
6.2    Updates. Purchaser shall update Novartis monthly in writing regarding the progress of the transfers of the Marketing Authorizations, the submission and approval of the variations of the change of the release site, and manufacturing to Purchaser for each country in the Territory.
6.3    Notification. Purchaser shall promptly inform Novartis in writing after it has obtained the regulatory approvals for the manufacture (or sourcing from a Third Party) of the Product.
6.4    Anticorruption Laws. During the Phase 1 Period, the Parties shall comply with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other anticorruption Laws in other jurisdictions applicable to the Parties and their respective Affiliates acting under this Supply Agreement (including in connection with any sales of Finished Product made by Novartis and its Affiliates to Third Parties during the Phase 1 Period).

7.    Sale of Inventory
7.1    Local Inventory.
(a)    On a country-by-country basis, immediately after the end of the Phase 1 Period, but under no circumstances later than [***] after the end of the Phase 1 Period, Purchaser shall acquire, or shall cause its Affiliates to acquire, the entire inventory of the Finished Product [***] from the relevant Novartis Affiliate except for Local Inventory located in the [***] (such Inventory, the “Local Inventory”).
(b)    The price at which the Purchaser or its Affiliates shall purchase such Local Inventory shall be equal to [***]. Such Novartis Affiliate shall issue an invoice to Purchaser or Purchaser’s Affiliate for such amount, and Purchaser or Purchaser’s Affiliate shall pay the invoice within [***] from the date of receipt of such invoice.
(c)    Novartis shall provide the Purchaser, no later than [***] days following the month in which the Local Inventory has been sold, with its calculation of the amount paid to the Novartis Affiliate pursuant to Clause 7.1(b) above, less the [***]. Following receipt of such calculation, the [***] shall issue [***] an invoice for such amount (with VAT added, if applicable), [***] shall pay within (i) within [***] from receipt of [***] for Local Inventory sold in the [***], but not earlier than [***] from Purchaser’s receipt of the respective invoice as specified in Clause 7.1(b), and (ii) [***] from the date of receipt of such invoice.
(d)    Novartis shall have Local Inventory delivered [***] selling the Local Inventory (Incoterms 2010).
7.2    Remaining Inventory.
(a)    Promptly, but not later than [***] after the end of the Phase 2 Period, Purchaser and/or its Affiliates shall acquire from Novartis and/or its Affiliates all remaining inventory

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of the Finished Product in Purchaser’s or its Affiliates’ or Novartis’ and its Affiliates’ livery as well as Drug Product and packaging material to the extent that it is allocated to such Product and not the API and existing at the end of the Phase 2 Period (such Inventory, the “Remaining Inventory”).
(b)    The price for such Remaining Inventory shall be the Supply Price in effect on the date the relevant invoice is issued by Novartis or its Affiliates (as the case may be). Novartis or its Affiliates (as the case may be) shall issue an invoice to Purchaser for such amount, and Purchaser shall pay the invoice within [***] from the date of receipt of such invoice. The price for any packaging material purchased by the Purchaser under this Clause 7.2 shall be [***] as reflected in [***].
(c)    Novartis shall have the Remaining Inventory ready for shipment [***] (Incoterms 2010).
7.3    API Inventory.
(a)    Promptly, but not later than [***] after the end of the Supply Period, Purchaser and/or its Affiliates shall acquire from Novartis and/or its Affiliates all remaining inventory of the API as well as any as well as materials (including, without limitation packaging material), raw materials, intermediates and components to the extent that are allocated for the respective API and existing at the end of the Supply Period (such Inventory, the “API Inventory”).
(b)    The price for such API Inventory shall be [***]. Novartis shall issue an invoice to Purchaser for such amount, and Purchaser shall pay the invoice within [***] from the date of receipt of such invoice. The price for any materials (including, without limitation packaging material), raw materials, intermediates and components purchased by Purchaser under this Clause 7.3 shall be [***].
(c)    Novartis shall have the API Inventory ready for shipment [***] (Incoterms 2010).
7.4    Terms for Sale of Inventory. Other than the terms and conditions set forth in Clause 7.1 with respect to Local Inventory, in Clause 7.2 with respect to Remaining Inventory and Clause 7.3 with respect to the API Inventory, all other terms and conditions of this Supply Agreement related to the sale of the Product shall also apply to the sale of all other Inventory supplied hereunder.

8.    Shipment; Export License
8.1    Shipment. Product and API shall be shipped in mutually acceptable types and sizes of packaging or other shipping containers, and as described in Trading Service Procedure.
8.2    Licenses. If it is necessary to obtain an export license for shipping the API and/or Product from its delivery location as outlined in Clauses 4.1(f), 4.2(f), 7.1(d), 7.2(c) and 7.3(c) of this Supply Agreement to Purchaser or one of its Affiliates, Novartis shall be responsible for obtaining such license; however, Purchaser shall reimburse Novartis for all the costs and expenses incurred to obtain such licenses within [***] of the date of receipt of the corresponding invoice by Purchaser. Purchaser shall be responsible for obtaining any other import licenses and shall bear all the relevant costs and expenses.

9.    Pharmacovigilance and Adverse Events Reporting
9.1    Pharmacovigilance. Purchaser and Novartis shall observe the procedures and notification requirements as set out in the Pharmacovigilance Agreement with respect to Adverse Events and any other regulatory and reporting matters.

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10.    Quality
10.1    Quality. Novartis and/or its Affiliates shall manufacture and supply to Purchaser the Product and API according to the [***], as further set forth in the Quality Agreement. The Parties shall enter into the Quality Agreement within [***] from Closing.
10.2    Technical Complaints. Technical complaints associated with manufacturing of the Product shall follow the process described in the Quality Agreement.

10.3    Product Release in the European Union Market.
(a)    Responsibility for batch release of the Product to the European Union market shall be borne, on a country-by-country basis, by (i) Novartis until the relevant Marketing Authorization has been transferred to Purchaser and the change, via variation or notification, as applicable, of the European Union release site has been submitted to and approved by the relevant Regulatory Authority; and (ii) Purchaser, as the Marketing Authorization holder, thereafter. Purchaser hereby agrees that, on a country-by-country basis, upon completion of the relevant Marketing Authorization transfer, Purchaser shall obtain the services of a European Union Qualified Person (as defined in Article 48 of European Commission Directive 2001/83/EC) and shall perform the Product batch release thereafter. In addition, the processes described in detail in the Quality Agreement shall be adhered to by both Parties.
(b)    In countries where the immediate change of a European Union batch release site has not been implemented by health authorities, Purchaser shall submit the batch release site transfer variation or notification, as applicable, within [***] after transfer of the respective Marketing Authorization in that country. If Purchaser fails to submit the variation or notification, as applicable, for the batch release site within [***] after a respective Marketing Authorization has been transferred, Novartis or one of its Affiliates may agree in their sole discretion to continue to perform the Product release as a service for Purchaser. If Novartis or a Novartis Affiliate agrees to do so, the specific time frame and the defined number of batches to be released will be agreed per Product and for each country between Purchaser and Novartis or the Novartis Affiliate, as applicable. Such Product release will be provided to Purchaser against payment of a service fee of [***] per shipment per country by Novartis or the Novartis Affiliate, as applicable. For the avoidance of doubt, Novartis shall not be obliged to provide any release services upon expiration or termination of the period, on a country-by-country basis, from the beginning of the Phase 1 Period until the end of the Phase 2 Period but no longer than for a maximum of [***] from the Closing Date. The payment terms of this Supply Agreement related to the sale of the Product shall apply to the invoicing of these services accordingly. In addition, the processes described in detail in the Quality Agreement shall be adhered to by both Parties.
10.4    Product Release outside the European Union Market. Responsibility for batch release of the Product outside the European Union market shall be borne by (i) Novartis on a country-by-country basis until a respective Marketing Authorization has been transferred;

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and (ii) Purchaser, as a Marketing Authorization holder, thereafter. In addition, the processes described in detail in the Quality Agreement shall be adhered to by both Parties.
10.5    Stability Testing. Novartis is responsible for maintaining any routine stability program under ICH conditions, as required, until the termination or expiration of the Supply Agreement. Following the termination or expiration of the Supply Agreement, Novartis shall continue maintaining any routine stability program required under ICH conditions until the end of the shelf-life of the Products and the retesting period of the API supplied to Purchaser in exchange for payment of service fees by Purchaser amounting to [***] per man-hour required to perform stability testing and reporting.
10.6    Measures.
(a)    During the Phase 1 Period, Novartis shall promptly notify Purchaser in writing in the event Novartis initiates or is required by a Governmental Entity to initiate, a quarantine, stop-sale, recall, field alert, withdrawal or field correction concerning any Product or API supplied under this Supply Agreement (each, a “Measure”).
(b)    With regard to each country in the Territory, during the Phase 1 Period [***], any Measures that have to be initiated in such country with respect to any Product released by Novartis or one of its Affiliates during such period shall be handled by a joint team of experts, representing both Parties, which shall agree on a final decision.
(c)    During the Phase 2 Period, [***], and during the Supply Period, if applicable, Purchaser is responsible to conduct any Measures for Product and/or API supplied by Novartis under this Supply Agreement during the Phase 2 Period or the Supply Period, as the case may be, according to applicable laws and regulations. Purchaser shall promptly notify Novartis in writing in case Purchaser initiates or is forced by governmental action to initiate, a quarantine, stop-sale, recall, field alert, withdrawal or field correction concerning any Product or API supplied under this Supply Agreement.
(d)    Any adequately documented reasonable costs and expenses that are incurred by either Party for, and any government fines or penalties related to, a Measure shall be borne by Purchaser. However, if Purchaser demonstrates that the Measure was caused by a defect in the Product (i) for which Novartis is responsible under Clause 11.1(a) or 11.1(b) or (ii) due to a grossly negligent act or the wilful misconduct of Novartis or its Affiliates, then all such costs and expenses and any fines and penalties shall be borne by Novartis; provided that with respect to (i) above any costs and expenses and any fines and penalties shall be subject to the cap on liability set forth in Clause 14.3.

11.    Acceptance and Refusal Procedures
11.1    Acceptance & Refusal.
(a)    Novartis shall include with each shipment of Product (including any Inventory for all purposes under this Clause 11) and/or API the documentation specified by the Quality Agreement. Within [***] of receipt of any Product or API, Purchaser shall perform, or shall cause its Affiliates, as applicable, to perform, such samplings and tests as Purchaser deems necessary to determine if such Product and API complies with the applicable Product Specifications and cGMP. In the event that the Product and/or API does not comply with the Product Specifications for the Product and/or API, as applicable, or is not manufactured in

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accordance with cGMP, then the Purchaser shall be entitled to reject such Product and/or API.
(b)    Any Product and/or API not refused within [***] pursuant to Clause 11.1(a) shall be deemed accepted, except where such Product or API has a latent defect, in which case the Purchaser shall have [***] from the date that the defect is discovered to notify Novartis of such latent defect, subject to such defect being discovered [***] of such Product and/or [***] of such API.
(c)    If Purchaser wishes to refuse (or in case of latent defects revoke) acceptance of any Product or API, Purchaser shall, within the [***] period specified in Clause 11.1(a) above, inform Novartis of its refusal, reason of refusal (or revocation of the acceptance) and the lot numbers.
(d)    In the event that Purchaser refuses (or in case of latent defects revokes the acceptance of) the Product or API, Novartis, upon confirmation of the reasons given for the refusal (or revocation of the acceptance), shall replace the defective Product or API, as applicable, at no additional charge, on commercially reasonable terms. In the event that the manufacturing of the Product or API necessary to replace the defective Product or API as outlined in this Clause 11.1(d) would result in the consumption of API in excess of the API Maximum Quantity, Novartis shall have the right to refund the price at which Purchaser purchased the defective Product or API; provided that Novartis shall use commercially reasonable efforts to repackage or relabel any defective Finished Product when (i) the defect of the Finished Product is related to the packaging or Labelling performed by Novartis or an Affiliate of Novartis or by a Third Party on their behalf, and (ii) consistent with, or permitted under, regulatory guidelines. [***] the liability described in this Clause 11.1(d) shall be Novartis’ sole liability in regard to defective Product or API.
(e)    If the Parties fail to agree on the reasons for the refusal (or revocation of the acceptance) of the Product or API, either Party may refer the matter for final analysis to a specialized laboratory of international repute that is acceptable to both Parties for the purpose of determining if the Product or API, as the case may be, meets the Product Specifications and cGMP. Any determination by such laboratory analysis shall be final and binding upon the Parties. The cost and expense of such laboratory shall be borne by (i) Purchaser, if the laboratory determines that the Product or API meet the Product Specifications and cGMP, or (ii) Novartis, if the laboratory determines that the Product or API does not meet the Product Specifications or cGMP.
11.2    Return or Disposal of Defective Product. Notwithstanding any other provisions of this Supply Agreement, Purchaser agrees, if so requested by Novartis in advance, to return to Novartis, at Novartis’ expense, any Product or API supplied by or on behalf of Novartis or any of its Affiliates that is, or is claimed to be, damaged or defective, or otherwise to dispose of any such Product or API, as Novartis may direct, at Novartis’ expense.

12.    Trading Service Procedure
12.1    Implementation. Within [***] from the Closing (or within such other period as the Parties may mutually agree), the Parties shall discuss and agree on a “Trading Service Procedure” in a form substantially similar to the one attached hereto as Annex D, which is a standard document Novartis uses to regulate specific details concerning the planning, forecasting, shipping, artwork creation and other logistical aspects of the

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supply of the Product. In the event of an inconsistency between the Trading Service Procedure and this Supply Agreement, the terms of this Supply Agreement shall prevail.
12.2    Labelling & Packaging.
(a)    The Product and all Labelling and packaging used in connection therewith shall include the Trademarks associated with the Product, in the manner and to the extent specified in the Trading Service Procedure and in regulatory or governmental licenses and approvals.
(b)    On a country-by-country basis, during the Phase 1 Period, Novartis shall be responsible for ensuring the accuracy of all information contained on all Labelling and packaging for the Product and compliance of all such Labelling and packaging with all applicable Laws. On a country-by-country basis, as of the end of the Phase 1 Period, the Purchaser shall be responsible for ensuring the accuracy of all information contained on all Labelling and packaging for the Product and for the compliance of all such Labelling and packaging with all applicable Laws. In addition, during such period, Purchaser shall be responsible for all information, promotional material and literature related to the Product in such country in the Territory.
(c)    On a country-by-country basis, during the Phase 1 Period, Novartis shall accommodate any changes to Labelling, packaging, and formulation specifications that are necessary to comply with all applicable Laws. Purchaser shall bear the respective expenses. During such time, Purchaser may reasonably request that Novartis accommodate or implement other changes to Labelling, packaging and formulation specifications, and Novartis will consider all such requests in good faith, but it shall be under no obligation to accommodate any such requests, provided that, the foregoing shall not relieve Novartis of its obligations under Clause 12.3 below.
12.3    New Packaging Design. In the event that a new packaging design is requested by Purchaser, Purchaser shall provide Novartis with the layout of the packaging materials and regulatory text, as well as the approved artwork (which is prepared by Purchaser). Any costs and expenses incurred from or as a consequence of the change of such artwork, including costs and expenses related to changes in primary packaging materials, shall be fully borne by the Purchaser. Any such new packaging design shall result in the reasonable extension of the Lead Time of the Finished Pack of [***].

13.    Representations and Warranties and Liability
13.1    Representations. Novartis warrants that:
(a)    any Product and API supplied hereunder (including the manufacturing, packaging, processing, storage, disposal or handling) by or on behalf of Novartis and/or its Affiliates shall comply in all respects with [***]; and
(b)    upon transfer of the risk of loss related to the Product or API, [***] to such Product and API sold hereunder will be conveyed by Novartis and/or its Affiliates to Purchaser and/or its Affiliates [***].
13.2    Disclaimer. Except as set forth in this Clause 13, the Asset Purchase Agreement and the Ancillary Agreements, Novartis makes no representations or warranties, express or

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implied, concerning the Product and API or the application or use thereof, and hereby excludes all implied warranties of merchantability, or of merchantable quality, or of fitness for any purpose, particular, specific or otherwise, concerning the Product and API or services embodying the same and the application or use thereof.
13.3    Special, Indirect and Other Losses. EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY MANDATORY LAW, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR FOR ANY ECONOMIC LOSS OR LOSS OF PROFITS (WHETHER DIRECT OR INDIRECT) SUFFERED BY THE OTHER PARTY.
13.4    No Exclusion. Neither Party excludes any liability for death or personal injury caused by its negligence or that of its employees, agents or subcontractors.

14.    Indemnification
14.1    Indemnity. Subject to Clauses 13.3, Novartis shall indemnify and hold harmless Purchaser and its Affiliates and their respective officers, directors and employees from and against any Loss arising from any Third Party claim or Loss to the extent related to the Product and/or API (including the manufacture, testing, handling, storage, supply) not complying with [***] after the Closing Date, provided that:
(i)    the particular Product and/or API that caused the Loss or Third Party claim was supplied by Novartis and/or its Affiliates to Purchaser and/or its Affiliates;
(ii)    the particular Product and/or API was defective and this defect was caused by Novartis or its Affiliates (or their subcontractors, if any); and
(iii)    Purchaser has complied with the Acceptance and Refusal Procedures contained in Clause 11 above with respect to the defective Product and/or API.
14.2    Indemnification Procedures. Indemnification under this Supply Agreement shall be handled in accordance with the indemnification procedures set forth in Clause 15.3 of the Asset Purchase Agreement.
14.3    Limitation. Except to the extent otherwise required by Law and as provided above, Novartis’ indemnity hereunder and any other costs, losses, expenses, claims, proceedings and liabilities under this Supply Agreement shall be limited to [***].
14.4    Adjustments. If any payment due under this Clause 14 or Clause 13 is subject to tax (including withholding tax), Purchaser shall be entitled to receive from Novartis such amounts as will ensure that the net receipt, after tax, is the same as it would have been if the payment was not subject to tax.

15.    TAXES
15.1    Purchaser shall withhold from any payment to Novartis under this Supply Agreement any taxes required to be withheld by Purchaser under applicable Laws. Upon request, Purchaser shall provide Novartis with documentation of such withholding and payment at

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Novartis’ reasonable request. Any amounts withheld pursuant to this Clause 15.1 shall be treated for purposes of this Supply Agreement as having been paid to Novartis.

16.    Insurance
16.1    Insurance. At all times during the term of this Supply Agreement, and for any Product and API supplied to Purchaser pursuant to this Supply Agreement, Purchaser shall procure and maintain, at its own expense and for its own benefit, adequate comprehensive/commercial general liability insurance (including contractual liability, product liability, and completed operations) providing:
(a)    a bodily injury, death, and property damage coverage as commonly practised under similar pharmaceutical risk exposures;
(b)    an ordinary deductible; and
(c)    a provision that underwriters and insurance companies of Purchaser will not have any right of subrogation against Novartis (including Novartis’ officers, directors, employees, Affiliates, agents, successors, and assigns).
16.2    Certificate. Purchaser will furnish Novartis upon request a certificate of insurance.

17.    Term and Termination
17.1    Term. The term of this Supply Agreement will commence upon the Closing Date and shall continue until the end of the Supply Period.
17.2    Termination for Breach. Either Party may terminate this Supply Agreement in whole or in part with immediate effect if the other Party has committed a material breach and has failed to remedy such breach within [***] from having received a written request to remedy such breach from the non-breaching Party.
17.3    Survival. The expiration or termination of this Supply Agreement shall be without prejudice to any other rights either Party may have against the other Party for any breach relating to this Supply Agreement and shall not affect the obligations under any accepted firm orders, provided, however, that in the event of termination pursuant to Clause 17.2, the terminating Party shall have the right (but not the obligation) to cancel any such orders.

18.    Confidentiality
Confidentiality. Subject to the exceptions contained in the Confidentiality Agreement, each Party shall keep confidential and not disclose to any Third Party any confidential information (including the terms and conditions of this Supply Agreement), which is received or obtained as a result of entering into or performing under this Supply Agreement.

19.    Miscellaneous
19.1    Governing Law and Jurisdiction. This Supply Agreement shall be governed by and construed under the Laws of the State of New York, without giving effect to the conflict of laws provision thereof, and with the exclusion of the Vienna Convention on the International Sale of Goods. Any claim or dispute arising out of or relating to this Supply Agreement that

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cannot be resolved amicably between the Parties within [***] after the controversy has arisen shall be subject to the exclusive jurisdiction of the United States District Court for the Southern District of New York, so long as it shall have subject matter jurisdiction over such claim or dispute and otherwise the state courts located in New York County in the State of New York. Each Party irrevocably agrees and consents to the jurisdiction of the courts set forth in this Clause 19.1 and waives any objection it may have to the venue of such courts, including with respect to the convenience of the forum and jurisdiction. EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPLY AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
19.2    Assignment.
(a)    Neither Party may assign its rights and obligations under this Supply Agreement without the other Party’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), except that either Party may (a) assign its rights and obligations under this Supply Agreement or any part hereof to one of its Affiliates without the consent of the other Party; provided, that (i) all applicable terms and provisions of this Supply Agreement shall apply to any such Affiliate to the same extent as such terms and provisions apply to the respective Party to this Supply Agreement, (ii) each Party shall remain primarily liable for any acts or omissions of its Affiliates and (iii) any breach by an Affiliate of a Party shall be deemed to be a breach by such Party; and (b) assign this Supply Agreement in its entirety to a successor to all or substantially all of its business or assets to which this Supply Agreement relates. Any permitted assignee shall assume all obligations of its assignor under this Supply Agreement (or related to the assigned portion in case of a partial assignment to an Affiliate), and no permitted assignment shall relieve the assignor of liability hereunder. Any attempted assignment in contravention of the foregoing shall be void.
(b)    [***]
19.3    Force Majeure. If and to the extent that either Party is prevented or delayed by Force Majeure from performing any of its obligations under this Supply Agreement and promptly so notifies in writing the other Party, specifying the matters in reasonable detail constituting Force Majeure together with such evidence in verification thereof as it can reasonably give and specifying the period for which it is estimated that the prevention or delay will continue, then the Party so affected shall be relieved of liability to the other for failure to perform or for delay in performing such obligations (as the case may be), but shall nevertheless use its commercially reasonable efforts to resume full performance thereof. In addition:
(a)    If Force Majeure leads to a limitation of Novartis’ capacity to manufacture the Product or API, Novartis may allocate its remaining manufacturing capacity in a manner that Novartis considers fair.
(b)    In a Force Majeure, Novartis shall have no obligation to obtain supplies, raw materials, energy, utilities, labor and Product or API from a Third Party in order to satisfy Novartis’ otherwise excused contractual obligation under this Supply Agreement.

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(c)    If Force Majeure causes the delay of any shipment hereunder for more than [***], the Parties shall initiate good faith negotiations in order to mutually agree upon a solution.
19.4    Notices. All notices, consents, waivers, and other communications under this Supply Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand if delivered during normal business hours of the recipient during a Business Day, otherwise on the next Business Day (with written confirmation of receipt); (b) sent by electronic mail during normal business hours of the recipient during a Business Day, otherwise on the next Business Day; provided that a copy is immediately sent by an internationally recognized overnight delivery service (receipt requested); or (c) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested) if received on a Business Day, otherwise on the next Business Day, in each case to the appropriate addresses and electronic mail addresses set forth below (or to such other addresses and electronic mail addresses as a Party may designate by written notice):
If to Purchaser:
Noden Pharma DAC
56 Fitzwilliam Square
Dublin, 2
Ireland
Attn: Chief Executive Officer
Fax: + 353 (0)61 363682
E-mail: [***]

If to Novartis:
Novartis Pharma AG
Lichtstrasse 35
CH-4056 Basel, Switzerland
Attn: Head of BD&L
Fax: +41 61 324 2100
E-mail:

With a copy to:
Novartis Pharma AG
Lichtstrasse 35
CH-4056 Basel, Switzerland
Attn: Head Legal TechOps
Fax: +41 61 324 7399
E-mail:

19.5    Waiver and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Supply Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Supply Agreement may be amended or modified other than by a written document signed by the Parties hereto.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

19.6    Severability. Without prejudice to any other rights that the Parties have pursuant to this Supply Agreement, every provision of this Supply Agreement is intended to be severable. If any provision of this Supply Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Supply Agreement, which shall remain in full force and effect. The Parties hereto agree to consult each other and to agree upon a new stipulation which is permissible under applicable Law and which comes as close as possible to the original purpose and intent of the invalid, void or unenforceable provision.
19.7    Entire Agreement. This Supply Agreement, including the Annexes, schedules and exhibits hereto, and the other agreements, documents and written understandings referred to herein (including, but not limited to the Ancillary Agreements), constitutes the entire agreement and understanding and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.
19.8    Relationship of the Parties. Nothing contained in this Supply Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Novartis and Purchaser, or to constitute one as the agent of the other. Moreover, each Party agrees not to construe this Supply Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes. Each Party shall act solely as an independent contractor, and nothing in this Supply Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other.
19.9    Expenses. Except as otherwise expressly provided in this Supply Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Supply Agreement.
19.10    Extension to Affiliates. Each Party shall have the right to extend the rights, immunities and obligations granted in this Supply Agreement to one or more of its Affiliates. All applicable terms and provisions of this Supply Agreement shall apply to any such Affiliate to which this Supply Agreement has been extended to the same extent as such terms and provisions apply to such Party. Each Party shall remain primarily liable for any acts or omissions of its Affiliates.
19.11    Affiliates. Novartis may perform its obligations hereunder personally or through one or more Affiliates although it shall nonetheless be solely responsible for the performance of its Affiliates.
19.12    Compliance with Law. Each Party shall perform its obligations under this Supply Agreement in accordance with all applicable Laws. No Party shall, or shall be required to, undertake any activity under or in connection with this Supply Agreement which violates, or which it believes, in good faith, may violate, any applicable Law.
19.13    English Language. This Supply Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Supply Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.
19.14    Counterparts. This Supply Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[Signature Page Follows]

NOVARTIS PHARMA AG	NODEN PHARMA DAC

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

By:
Name:
Title:
Date:

Annex A
Template of the Quality Agreement

Annex B
SP Letter

Annex C
Minimum Order Quantities

Annex D

Template Trading Service Procedure

Annex E

Product Specifications

Annex F

API Supply